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                                                                    Exhibit 23.5


                      CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent oil and gas consultants, we hereby consent to the use of the oil and gas reserve information effective March 31, 2003 and contained in our reserve report dated May 12, 2003, prepared for Whiting Petroleum Corporation, in this Amendment No. 1 to the Securities & Exchange Commission Registration Statement on Form S-1 and to the reference to our firm as experts in this Form S-1.

RYDER SCOTT COMPANY, L.P.


/s/ RYDER SCOTT COMPANY, L.P.


Denver, Colorado
September 17, 2003